As filed with the Securities and Exchange Commission on November 13, 2003
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 12, 2003

B&G Foods, Inc. (Exact name of Registrant as specified in its charter)

Delaware	333-39813	13-3916496
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4 Gatehall Drive, Suite 110, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 401-6500

Item 5. Other Events and Required FD Disclosure.

B&G Foods, Inc. (the "Company") is filing this Current Report on Form 8-K to file the exhibits listed below in Item 7(c). The exhibits being filed with this Current Report were inadvertently omitted from the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 12, 2003.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.
3.1	Certificate of Incorporation of Ortega Holdings Inc. (formerly known as O Brand Acquisition Corp.).
3.2	Bylaws of Ortega Holdings Inc. (formerly known as O Brand Acquisition Corp.).
10.1

First Amendment, dated as of September 9, 2003, to the Amended and Restated Revolving Credit Agreement, dated as of August 21, 2003, among B&G Foods Holdings Corp., B&G Foods, Inc., the several banks and other financial institutions or entities from time to time parties to the Revolving Credit Agreement, Lehman Brothers Inc., as arranger, Lehman Commercial Paper Inc., as administrative agent, and The Bank of New York, as the Existing Issuing Lender.

10.2

First Amendment, dated as of September 9, 2003, to the Amended and Restated Term Loan Agreement, dated as of August 21, 2003, among B&G Foods Holdings Corp., B&G Foods, Inc., the several banks and other financial institutions or entities from time to time parties thereto, Lehman Brothers Inc., as arranger, and Lehman Commercial Paper Inc., as administrative agent.

10.3

Amended and Restated Guarantee and Collateral Agreement, dated as of August 21, 2003, by B&G Foods Holdings Corp., B&G Foods, Inc., and certain of its subsidiaries in favor of Lehman Commercial Paper, Inc., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.
Dated: November 13, 2003	By: /s/ Robert C. Cantwell
Robert C. Cantwell Executive Vice President of Finance and Chief Financial Officer